Exhibit 10.2

LOGITECH INTERNATIONAL S.A. 2006 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

(PERFORMANCE STOCK OPTION)

This Stock Option Agreement, including any country-specific terms and conditions set forth in the attached Appendix (collectively, the “Agreement”) is between Logitech International S.A., a Swiss company (the “Company”), and the Participant named below and is made pursuant to the Logitech International S.A. 2006 Stock Incentive Plan (the “Plan”).  To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning given to them in the Plan.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms of the Plan shall prevail.

In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

1.                                      Grant of Option.  The Company hereby grants to the Participant named below a Nonstatutory Stock Option (this “Option”) to purchase up to the number of Shares and at an exercise price per Share specified below, subject to the terms and conditions of this Agreement and of the Plan, which is incorporated in this Agreement by reference:

Participant’s Name:	[NAME]

Grant Date:	[GRANT DATE]

Exercise Price Per Share:	[PRICE]

Total Number of Shares subject to Option (“Total Option Shares”):	[SHARES]

Total Exercise Price:	[TOTAL PRICE]

Performance-Based Vesting Conditions:	[VESTING CONDITIONS]

Expiration Date:	[EXPIRATION DATE]

2.                                      Vesting Schedule.  This Option shall vest and become exercisable [INSERT PERFORMANCE-BASED VESTING CRITERIA] (the “Vesting Schedule”) [AS APPLICABLE: ; provided, however, that the Time-Based Vesting Condition shall be waived if the Participant’s Service terminates prior to the [MINIMUM TIME-BASED CONDITION] (and this Option will be deemed vested and exercisable to the extent the Performance-Based Vesting Conditions are attained as of the date of such termination) as a result of (i) a termination by the Company or Employer (as defined below) for any reason other than Cause or (ii) following a Change of Control, the Participant’s resignation for Good Reason.  For purposes of this Agreement, “Cause,” “Good Reason,” and “Change of Control” shall have the meaning ascribed to them in any change of control severance agreement between the Company or Employer and the Participant (the “COC Severance Agreement”)].  In no event shall this Option vest and become exercisable for any Shares subject to this Option after Participant’s termination of Service.  [AS APPLICABLE:  If the Performance-Based Vesting Condition has not been attained as of the [TIME-BASED CONDITION], this Option shall be terminated and forfeited as of such date.]  [AS

APPLICABLE:  Notwithstanding the foregoing, this Option shall be subject to the terms and conditions of any COC Severance Agreement, provided that any vesting acceleration contemplated under the COC Severance Agreement shall apply only to the Time-Based Vesting Condition.]

3.                                      Option Term.  This Option has a maximum term of ten (10) years measured from the Grant Date and accordingly expires at the close of business on the Expiration Date, unless sooner terminated in accordance with Sections 6 or 9.

4.                                      Dates of Exercise.  This Option shall vest and become exercisable for the number of Shares subject to this Option in one or more installments as specified in Section 2.  As this Option becomes exercisable for such installments, those installments shall accumulate and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the Option under Sections 6 or 9. As an administrative matter, this Option may only be exercised until the close of the SIX Swiss Exchange (if the Exercise Price per Share of this Option is in Swiss Francs) or the NASDAQ Stock Market (if the Exercise Price per Share of this Option is in dollars) on the last trading day on or before the Expiration Date or earlier date of termination of the Option under Sections 6 or 9.  Any later attempt to exercise this Option will not be honored.

5.                                      Leave of Absence.  Unless otherwise determined by the Administrator, the following provisions shall apply in the case of an authorized leave of absence by Participant:

(a)                                 Subject to Applicable Laws and the terms of a written employment agreement, if any, between the Participant and the Company or a Subsidiary, this Option shall cease vesting after the 120th day of the leave of absence.  If Applicable Laws or the terms of a written employment agreement, if any, between the Participant and the Company or a Subsidiary provide for a later date upon which vesting may cease, then this Option shall cease vesting upon the earliest date possible under Applicable Laws or the employment agreement.

(b)                                 If vesting has ceased under Section 5(a) and Participant subsequently returns to active Service, vesting of this Option shall resume upon Participant’s return to active Service (for the avoidance of any doubt, if the performance criteria provided in the Vesting Schedule are satisfied after the 120th day of Participant’s leave of absence, this Option shall not vest unless and until Participant returns to active Service).

(c)                                  In no event shall this Option vest and become exercisable for any additional Shares subject to this Option, and in no event shall this Option remain outstanding, if Participant does not resume active Service prior to the Expiration Date.

6.                                      Termination of Service.  This Option shall terminate prior to the Expiration Date should any of the following provisions become applicable:

(a)                                 If Participant’s Service terminates for any reason (other than death or Disability) while this Option is outstanding, then Participant shall have a period of ninety (90) days (starting with the date of termination of Service) during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date.

(b)                                 If Participant’s Service terminates by reason of the Participant’s death while this Option is outstanding, then the personal representative of Participant’s estate or the person or persons to whom the Option is transferred pursuant to Participant’s will or in accordance with the laws of descent and distribution shall have the right to exercise this Option. Such right shall lapse, and this Option shall cease to be outstanding, upon the earlier of (A) the expiration of the one (1) year period measured from the date of Participant’s death or (B) the Expiration Date.

(c)                                  If Participant’s Service terminates by reason of Disability while this Option is outstanding, then Participant shall have a period of one (1) year (starting with the date of such termination of Service) during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date.

(d)                                 Participant’s date of termination of Service shall mean the date upon which Participant’s active Service terminates, regardless of any notice period or period in lieu of notice of termination of employment or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of a written employment agreement, if any.  The Administrator shall have the exclusive discretion to determine when the Participant’s active Service terminates for purposes of this Option (i.e., when the Participant has ceased active performance of services for purposes of vesting in this Option or measuring the period of time during which this Option may be exercised after termination), including whether a leave of absence constitutes a termination of Service for purposes of this Option.

(e)                                  During the limited period of post-Service exercisability, this Option may not be exercised unless the Option is exercisable at the time of Participant’s termination of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any vested Shares for which the Option has not been exercised. However, this Option shall, immediately upon Participant’s termination of Service for any reason, terminate and cease to be outstanding if this Option is not otherwise at that time exercisable.

(f)                                 Notwithstanding the foregoing, other than where the Participant’s Service is terminated for cause (as determined by the Administrator), if the exercise of this Option during the limited period of post-Service exercisability is prevented as a result of the provisions set forth in Section 21(a) of the Plan regarding legal compliance with respect to the issuance of Shares, the Option shall remain exercisable until thirty (30) days after the date the Participant is no longer prevented from exercising this Option.

7.                                      Exercise of Option.

(a)                                 Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule and the applicable provisions of the Plan and this Agreement.

(b)                                 Method of Exercise.  In order to exercise this Option with respect to all or any part of the Shares subject to this Option for which this Option is at the time exercisable, Participant (or any other person or persons having the right to and exercising this Option) must take the following actions:

(i)                                     Deliver to the local stock administrator an exercise notice, which may be by electronic methods if specified by the Company, stating the election to exercise the Option, the number of Shares in respect of which the Option is being exercised and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan, using the form prescribed by Company, as amended from time to time.  However, if Company has designated a brokerage firm to assist with Option exercises, Participant may provide exercise instructions to the Company-designated brokerage firm.  The Company in its discretion may designate such a broker-assisted exercise as the sole means by which to exercise this Option.

(ii)                                  Pay the aggregate Exercise Price for the purchased Shares by any of the following, or a combination thereof, at the election of the Participant:  (a) cash or cash equivalents, (b) check, (c) subject to the Administrator’s consent (and only to the extent the Participant is not a Section 16 officer under the Exchange Act), delivery of the Participant’s promissory note in the amount of the aggregate exercise price, or (d) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

(iii)                               Make appropriate arrangements with the Company (or the Employer) for the satisfaction of all Tax-Related Items, as defined in Section 10(a) below.

(c)                                  No Fractional Shares.  In no event may this Option be exercised for any fractional Shares.

(d)                                 Share Delivery.  As soon as practicable after the exercise date, the Company shall issue or deliver to or on behalf of Participant (or any other person or persons having the right to and exercising this Option) the purchased Shares.

8.                                      Recovery of Erroneously Awarded Compensation.  If the Participant is now or is hereafter subject to the Executive Clawback Policy adopted by the Company’s Board of Directors, or any committee thereof, or any similar policy providing for the recovery of Awards, Shares, proceeds, or payments to Participant in the event of fraud or other circumstances, then this Option and any Shares resulting from exercise of this Option or proceeds therefrom, are subject to potential recovery by the Company or the Participant’s employer (the “Employer”) under the circumstances set out in the Executive Clawback Policy or such other similar policy as in effect from time to time.

9.                                     Suspension or Cancellation for Misconduct.  If at any time (including after an exercise notice has been delivered) the Administrator reasonably believes that the Participant has committed an act of misconduct as described in this Section 9, the Administrator may suspend the Participant’s right to exercise this Option, pending a determination of whether an act of misconduct has been committed.  If the Administrator determines that the Participant has committed an act of embezzlement, fraud or breach of fiduciary duty, or if the Participant makes an unauthorized disclosure of any trade secret or confidential information of the Company or any of its Subsidiaries, or induces any customer to breach a contract with the Company or any of its Subsidiaries or Affiliates, then this Agreement shall terminate immediately and cease to be outstanding.  Any determination by the Administrator with respect to the foregoing shall be final, conclusive and binding on all interested parties.  If the Participant holds the title of Vice President or above, the determination of the Administrator shall be subject to the approval of the Company’s Board of Directors.

10.                               Responsibility for Taxes.

(a)                                 Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the issuance of Shares upon exercise of this Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of this Option or any aspect of this Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Participant has become subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)                                 Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:  (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired upon exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued upon exercise of this Option; provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i) and (ii) hereof.  Depending on the withholding method,  the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised portion of this Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

(c)                                  Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to honor the exercise of the Option or refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

11.                               Compliance with Applicable Laws; No Company Liability.  No Shares shall be issued or delivered pursuant to the exercise of this Option unless such issuance or delivery complies with Applicable Laws.  The Company shall not be liable to the Participant or other persons as to (a) the non-issuance or delivery of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance or delivery of any Shares hereunder and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt, vesting or exercise of this Option.

12.                               Non-Transferability of Options.  This Option and this Agreement may not be transferred in any manner otherwise than by will, by the laws of descent or distribution or, if the Company permits, by a written beneficiary designation.  This Option may be exercised during the lifetime of the Participant only by the Participant or, in the case of a Participant’s disability, the Participant’s personal representative.  The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, beneficiaries, successors and assigns of the Participant.

13.                               No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares.  The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

14.                               Nature of Grant.  In accepting the grant, the Participant acknowledges, understands and agrees that:

(a)                                  the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)                                  the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c)                                   all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)                                  the Participant’s participation in the Plan shall not create a right to further Service with the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s Service at any time;

(e)                                   the Participant is voluntarily participating in the Plan;

(f)                                    this Option and the Shares subject to this Option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Participant’s employment contract, if any;

(g)                                   this Option and the Shares subject to this Option are not intended to replace any pension rights or compensation;

(h)                                  this Option and the Shares subject to this Option are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(i)                                      the grant of this Option and the Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or Affiliate;

(j)                                    the future value of the Shares underlying this Option is unknown, indeterminable, and cannot be predicted with certainty;

(k)                                  if the underlying Shares do not increase in value, this Option will have no value;

(l)                                     if the Participant exercises this Option and acquires Shares, the value of such Shares may increase or decrease, even below the Exercise Price;

(m)                            no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from termination of the Participant’s Service by the Company or the Employer (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any) and, in consideration of the grant of this Option to which the Participant is otherwise not entitled, the

Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives the ability, if any, to bring any such claim and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(n)                                  unless otherwise provided in the Plan or by the Company in its discretion, this Option and the benefits evidenced by this Agreement do not create any entitlement to have this Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(o)                                  neither the Company, the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar or the Swiss Franc, as applicable, that may affect the value of this Option or of any amounts due to the Participant pursuant to the exercise of this Option or the subsequent sale of any Shares acquired upon exercise.

15.                               Data Privacy.

(a)                                 The Participant hereby consents to the collection, processing, use and transfer, in electronic or other form, of the Participant’s personal information (the “Data”) regarding the Participant’s employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan (including the Participant’s name, home address, telephone number, date of birth, social insurance number or other identification number, compensation, nationality and job title, details of all options, shares or other entitlement to securities awarded, canceled, exercised, vested, unvested or outstanding under the Plan or predecessor plans), by and among the Company and one or more its Subsidiaries and Affiliates, for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan and in calculating the cost of the Plan.

(b)                                 The Participant further consents to the transfer of the Data to UBS AG and/or its affiliates (“UBS”), or to any other third parties assisting in the implementation, administration and management of the Plan, or in calculating the costs of the Plan, including any other third party assisting with the exercise of Options under the Plan or with whom Shares acquired upon exercise of this Option or cash from the sale of such Shares may be deposited.  The Participant further consents to the processing, possession, use and transfer of the Data by UBS and such other third parties for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan and in calculating the cost of the Plan.

(c)                                  The Participant understands and agrees that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ countries may have different data privacy laws and protections than the Participant’s country, and the Participant consents to the transfer of the Data to such countries.  Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or Affiliates, or to UBS or any such third parties, is necessary for the Participant’s participation in the Plan.  The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data or require any necessary amendments to Data or withdraw the consents herein, in any case without cost, by contacting the Participant’s local human resources representative in writing.

(d)                                 Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or later seeks to revoke his or her consent, the Participant’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing consent is that the Company would not be able to grant Options or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant acknowledges that withdrawal of consent may affect the Participant’s ability to realize benefits from this Option and the Participant’s ability to participate in the Plan.

16.                               Exchange Control Acknowledgement.  Local foreign exchange laws may affect the grant of this Option, the receipt of Shares upon exercise of this Option, the sale of Shares received upon exercise of this Option, and/or the receipt of dividends (if any).  Such laws may affect the Participant’s ability to hold funds outside of the Participant’s country and may require the repatriation of any cash or dividends received in connection with this Option.  The Participant is responsible for being aware of and satisfying any exchange control requirements that may be necessary in connection with this Option.  Neither the Company nor any of its Subsidiaries or Affiliates will be responsible for such requirements or liable for the failure on the Participant’s part to know and abide by the requirements that are the Participant’s responsibility.  The Participant should consult with his or her own personal legal-advisers to ensure compliance with local laws.

17.                               Adjustments Upon Changes in Capitalization.  In the event of a declaration of a stock dividend, a stock split, combination or reclassification of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event affecting the Shares or other securities of the Company, the Administrator shall equitably adjust the number and kind of Options or other securities which are subject to this Agreement, in order to reflect such change and thereby preclude a dilution or enlargement of benefits under this Agreement.

18.                               Entire Agreement; Governing Law.  The Plan, this Agreement and any COC Severance Agreement constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter of this Agreement.  This Agreement is governed by the internal substantive laws, but not the choice of law rules of Switzerland (the Company’s jurisdiction of organization).

19.                               Language.  If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

20.                               Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21.                               Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

22.                               Appendix.  This Option and any Shares subject to this Option shall be subject to any special terms and conditions set forth in the Appendix to this Agreement for the Participant’s country.  Moreover, if the

Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this Agreement.

23.                             Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.                               Code Section 409A.  It is the intent of this Agreement to be exempt from or comply with the requirements of Section 409A of the Code so that neither this Option provided under this Agreement nor Shares issuable thereunder will be subject to the additional tax imposed under Section 409A of the Code, and any ambiguities or ambiguous terms herein and in the Plan will be interpreted to be exempt or to so comply.  Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

*  *  *

By the Participant’s agreement to this Agreement, the Participant agrees that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement.  The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement.

In order to agree to this Agreement, please click “I Agree” below.

LOGITECH INTERNATIONAL S.A. 2006 STOCK INCENTIVE PLAN

APPENDIX

ADDITIONAL TERMS AND CONDITIONS OF

STOCK OPTION AGREEMENT

This Appendix includes additional terms and conditions that govern the Option granted to the Participant under the Plan if the Participant resides in one of the countries listed below.  Capitalized terms used but not defined in this Appendix shall have the meanings set forth in the Plan and/or the Agreement.

This Appendix also includes information regarding securities law and other issues of which the Participant should be aware with respect to participation in the Plan.  The information is based on the securities law and other laws in effect in the respective countries as of December 2012.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that this Option is exercised or the Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of a particular result.  Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working or transfers employment between countries after the Grant Date, the Participant may be subject to the special terms and conditions for more than one country and/or the information for more than one country may be applicable to the Participant. It is also possible that the special terms and conditions and the information may not be applicable to the Participant in such a case.